UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2018
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)    Executive Annual Incentive Plan. On January 25, 2018, the Company's Compensation Committee established, and the Company's Board of Directors ratified, the 2018 targets for the Executive Annual Incentive Plan, an annual performance-based cash incentive plan that was previously approved by the stockholders on April 23, 2015 (the "Plan").

The Plan provides for cash incentive payments based primarily on the Company’s 2018 financial performance compared with certain targets (the “Corporate Targets”). Incentive payments based on the Company’s 2018 financial performance may be made if the Company meets or exceeds 90% of any of the Corporate Targets (“Threshold”).

For senior executive officers (including the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the other Named Executive Officers), 100% of the incentive payment that may be made under the Plan will be based on the Company’s 2018 performance using the following Corporate Targets that relate to the Company’s business plan and strategic objectives: (i) earnings per share (weighted 40%); (ii) net income (weighted 40%); and (iii) operating expense/average assets (weighted 20%).

Incentive payments will be a percentage of the executive officer’s base salary. Using estimated 2018 base salary levels, the total aggregate cash incentive payments that may be made for 2018 under the Plan for the Chairman, President and Chief Executive Officer, the Chief Financial Officer and the other Named Executive Officers would range from approximately $700,000 at the Threshold level up to approximately
$2,100,000 at the Maximum level.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	January 30, 2018	By:/s/ John Kuntz
John Kuntz
Executive Vice President & General Counsel